EXHIBIT 10.41

                             SECOND AMENDMENT

     THIS DOCUMENT will serve as a Second Amendment to both the primary Standard Office Lease executed on August 20, 1993 for 2,547 square feet and expanded with 2,153 square feet for a total of 4,700 square feet on December 21, 1993 at 6750 West 93rd Street, Suite 110, Overland Park, Kansas.

     The Lease is amended by the Tenant expanding into an additional 2,100 square feet in the most northeasterly pod of the first floor of the subject property (as indicated on the attached floor plan). The demised premises will now total 6,800 square feet.

     The payment of rent on this expanded 2,100 square feet of the demised premises will commence January 1, 1995 and expire December 31, 1999.

     The terms of rent will be $13.50 per square foot for this additional 2,100 square feet. The monthly payment of $2,360.50. One months rent and another months rent of security deposit totalling $4,725.00 will be required upon execution of this Second Amendment. All other terms and conditions of the primary Lease and first Amendment shall apply to this Second Amendment and remain in full force and effect except the following:

1. The lease expiration of the primary Lease and the first Amendment will be modified to expire concurrently with this Second Amendment on December 31, 1999.

2. Comparable tenant finish will be provided on this expansion space as was provided in the previous 4,700 square feet of demised premises. The expansion space will be built out per the attached floor plan at sole cost to the Landlord. Landlord and Tenant shall agree on tenant finish materials used prior to Tenant's occupancy of January 1, 1995.

3. This Amendment will modify the base year operating expenses for the primary Lease and the First Amendment to a 1994 base year for all leases.

Signatures and dates executed on the lines provided below represent agreement by both parties.

LANDLORD:                          TENANT:

MO-CON HUNT, INC.                       AMERIFAX, INC.


  /s/ Donna Lee                         /s/ Robert R. Kaemmer
Donna Lee                          Robert R. Kaemmer


11/25/94                           11/23/94
Date                               Date